Exhibit 10.4

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (as amended from time to time, this “Purchase Agreement”) dated as of March 16, 2016, is by and among InspireMD, Inc., a Delaware corporation (the “Company”), and the persons or entities identified on Schedule A hereto (which persons or entities, with any of their successors or assignees, are hereinafter referred to individually as a “Purchaser” and collectively as the “Purchasers”).

RECITALS

A.           WHEREAS, the Company has filed with the U.S. Securities and Exchange Commission a registration statement on Form S-3 (File No. 333-191875) including a related prospectus dated November 27, 2013 (the “Base Prospectus”), for the registration of certain securities under the Securities Act of 1933, as amended (the “Securities Act”); and

B.           WHEREAS, on March 15, 2016, the Company filed a preliminary prospectus supplement to the Base Prospectus (the “Preliminary Prospectus”) related to a firm commitment underwritten offering (the “Offering”) of units (“Units”) of securities, each such Unit consisting of (a) one share of the Company’s common stock (the “Common Stock”) and (b) a warrant, which warrant is each exercisable to purchase 0.5 shares of Common Stock (the “Warrants”);

C.           WHEREAS, the Purchasers wish to purchase from the Company at the Closing (as defined below), and the Company wishes to sell to the Purchasers at the Closing, such number of Units at a price per Unit equal to the Offering Price (as defined below) that would result in aggregate gross proceeds to the Company of $609,500 (the “Aggregate Proceeds”); and

D.           WHEREAS, each Purchaser has agreed to purchase such number of non-registered Units having an aggregate purchase price equal to such Purchaser’s Commitment Amount (as defined below) and the Company has agreed to sell such number of Units on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Purchase Agreement, the parties hereto, intending to be legally bound, agree as follows:

Article I
PURCHASE OF COMMON STOCK

1.1         Purchase and Sale of the Common Stock to the Purchasers.

(a)          On or prior to the Closing (as defined below), the Company shall have authorized the sale and issuance to the Purchasers of such number of Units equal to the quotient of (x) the Aggregate Proceeds and (y) the Offering Price in accordance with this Agreement. For purposes of this Agreement, the “Offering Price” means the price per Unit at which the Units are offered and sold to the public in the Offering.

(b)          Subject to and upon the terms and conditions set forth in this Purchase Agreement and in reliance on the representations and warranties set forth or referred to herein, the Company agrees to issue and sell to each Purchaser, and each Purchaser agrees to purchase from the Company, at the Closing, if such Closing occurs, the number of Units equal to the quotient of (x) the amount set forth opposite the name of such Purchaser on Schedule A attached hereto under the caption “Commitment Amount” (with respect to each Purchaser, its “Commitment Amount”) and (y) the Offering Price.

(c)          The purchase price per Unit payable by each Purchaser for the Units purchased by it at the Closing under this Purchase Agreement shall be the Offering Price. The aggregate purchase price for all Units to be issued and sold by the Company to the Purchasers pursuant to this Section 1.1 shall be $609,500.

1.2         The Closing.

(a)          The closing of the sale and purchase of the Units (the “Closing”) under this Purchase Agreement shall occur concurrently with the closing of the Offering. At the Closing, if such Closing occurs, subject to the terms and conditions hereof, the Company shall deliver the Units to each Purchaser and each Purchaser shall deliver its Commitment Amount to the Company by wire transfer of immediately available funds. The parties agree that the delivery of this Purchase Agreement on the date hereof and any other documents at the Closing may be effected by means of an exchange of signatures by facsimile or electronic mail with original copies to follow by mail or courier service.

Article II
rEPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby makes the following representations and warranties to the Purchasers.

2.1           Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as currently proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

2.2           Corporate Power and Authority; Authorization; Enforceability. All corporate action necessary for the authorization of this Purchase Agreement and the performance of all obligations of the Company hereunder has been taken or will be taken prior to the Closing. This Purchase Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies (the “Enforceability Exceptions”). When issued, the Warrants included in the Units will be duly executed and delivered by the Company and constitute the valid and legally binding obligation of the Company, enforceable in accordance with their terms subject to the Enforceability Exceptions.

2.3           No Conflict. Neither the authorization, execution, delivery or performance of this Purchase Agreement, the consummation of the transactions contemplated hereby, or the sale, issuance and delivery of the Units will conflict with or result in a breach of or default under (or with due notice or lapse of time or both would result in a default under) the Company's certificate of incorporation or by-laws, as currently in effect, or any statute, law, rule, regulation, judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority.

2.4           Valid Issuance. (A) Upon issuance against payment of the purchase price therefor, the shares of Common Stock included in the Units, and (B) when issued upon exercise of the Warrants included in the Units in accordance with the terms thereof, the shares of Common Stock issuable upon exercise of the Warrants included in the Units (the “Warrant Shares”), in each case, will be duly authorized, validly issued, fully paid and non-assessable.

Article III
REPRESENTATION AND WARRANTIES OF THE PURCHASERS

Each Purchaser hereby severally and not jointly represents and warrants to the Company with respect to such Purchaser as follows:

3.1           Authorization. The execution, delivery and performance by such Purchaser of this Purchase Agreement have been duly authorized by all requisite corporate, partnership or other action on the part of such Purchaser. This Purchase Agreement has been duly executed and delivered by such Purchaser or on behalf of such Purchaser by a duly authorized representative of such Purchaser and constitutes valid and legally binding obligations of such Purchaser enforceable against such Purchaser in accordance with its terms subject to the Enforceability Exceptions.

3.2           Investment Purpose; Restrictions. Such Purchaser is purchasing the Units for its own account, for investment and not with a view to the distribution thereof, nor with any present intention of distributing the same. Such Purchaser understands and acknowledges that none of the Units, the Common Stock and Warrants included in the Units, or the Warrant Shares (collectively, the “Securities”) have been registered under the Securities Act, or applicable state securities laws and those Securities therefore cannot be resold unless they are subsequently registered under the Securities Act and applicable state securities laws or unless an exemption from such registration is available. Such Purchaser further represents that it understands and agrees that all certificates evidencing any Securities, whether upon initial issuance or upon any permitted transfer thereof, shall bear a legend, prominently stamped or printed thereon, reading substantially as follows:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED BY ANY PERSON, INCLUDING A PLEDGEE, UNLESS (1) EITHER (A) A REGISTRATION WITH RESPECT THERETO SHALL BE EFFECTIVE UNDER THE SECURITIES ACT, OR (B) THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT IS AVAILABLE, AND (2) THERE SHALL HAVE BEEN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS

3.3           Information. Such Purchaser has been furnished with or has had access to all information it has requested from the Company and has had an opportunity to review the books and records of the Company and to discuss with management of the Company its business and financial affairs and has generally such knowledge and experience in business and financial matters and with respect to investments in securities of development-stage companies so as to enable it to understand and evaluate the risks of such investment and form an investment decision with respect thereto; provided, however, that the foregoing shall in no way affect, diminish, or derogate from the representations and warranties made by the Company hereunder or the right of such Purchaser to rely thereon. Such Purchaser acknowledges and agrees that neither the Placement Agent nor any affiliate of the Placement Agent has provided such Purchaser with any information or advice with respect to the Units nor is such information or advice necessary or desired. Neither the Placement Agent nor any affiliate has made or makes any representation as to the Company or the quality of the Units. In connection with the issuance of the Units to such Purchaser, neither the Placement Agent nor any of its affiliates has acted as a financial advisor or fiduciary to such Purchaser.

3.4           Accredited Investor. Such Purchaser is an “accredited investor” within the meaning set forth in Rule 501 under the Securities Act, is capable of evaluating the merits and risks of the transactions contemplated hereunder and is able to bear the economic risks of its investment in the Securities.

3.5           Use of Placement Agent. Such Purchaser has been advised that the Company has retained Dawson James Securities, Inc. as its placement agent for this offering (“Placement Agent”), and that the Company has agreed to pay the Placement Agent a placement agent fee of 8% of the Aggregate Proceeds, to reimburse the Placement Agent for its expenses up to $25,000 and to issue the Placement Agent warrants to purchase up to 5% of the number of shares of common stock sold in this offering. The Placement Agent warrants will be exercisable at any time and from time to time, in whole or in part, during the period commencing six months following the consummation of this offering, and ending five years from the consummation of this offering, at a price per share equal to 125% of the Offering Price. The Placement Agent warrants will provide for a cashless exercise provision.

Article IV
CONDITIONS

4.1           Conditions to Purchasers’ Obligations at each Closing. Purchasers’ obligations under Article I of this Purchase Agreement are subject to the satisfaction of the following conditions:

(a)          Representations and Warranties True; Performance of Obligations.          The representations and warranties made by the Company in Article II hereof shall be true and correct in all material respects as of the Closing;

(b)          Legal Investment. At the time of the Closing, the sale and issuance of the Securities contemplated by this Purchase Agreement shall be legally permitted by all laws and regulations to which Purchasers and the Company are subject;

(c)          Consents, Permits, and Waivers. At or prior to the time of the Closing, the Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Purchase Agreement;

(d)          Delivery of the Common Stock. Following receipt of the purchase price for the Units, the Company shall irrevocably instruct its transfer agent to deliver to each Purchaser a certificate representing the shares of Common Stock included in the Units purchased by such Purchaser and the Company will deliver certificates evidencing the Warrants included in such Units; and

(e)          Offering. The Offering shall close concurrently with the sale and issuance of the Units hereunder.

4.2         Conditions to Obligations of the Company. The Company’s obligations under Article I of this Purchase Agreement are subject to the satisfaction of the following conditions:

(a)          Representations and Warranties True. The representations and warranties in Article III made by the Purchasers shall be true and correct as of the Closing;

(b)          Legal Investment. At the time of the Closing, the sale and issuance of the Securities contemplated by this Purchase Agreement shall be legally permitted by all laws and regulations to which Purchasers and the Company are subject;

(c)          Consents, Permits, and Waivers. At or prior to the time of the Closing, the Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Purchase Agreement;

(d)          Purchase Price Delivery. The Company shall have received from each Purchaser the Purchase Price for the Units being purchased by such Purchaser hereunder in immediately available funds; and

(e)          Offering. The Offering shall close concurrently with the issuance of the Units hereunder.

Article V
MISCELLANEOUS

5.1           Amendments and Waivers. This Purchase Agreement may be amended, and any term or provision of this Purchase Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only upon the written consent of the Company and Purchasers holding at least a majority of the aggregate number of Units to be purchased hereunder.

5.2           Successors and Assigns. This Purchase Agreement may not be assigned, conveyed or transferred without the prior written consent of the Company. Subject to the foregoing, the rights and obligations of the Company and each Purchaser under this Purchase Agreement shall be binding upon and benefit their respective permitted successors, assigns, heirs, administrators and transferees. The terms and provisions of this Purchase Agreement are for the sole benefit of the parties hereto and their respective permitted successors and assigns, and are not intended to confer any third-party benefit on any other person.

5.3           Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing, and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or, in the case of facsimile or electronic mail notice, when received, or, in the case of a nationally recognized courier service, one business day after delivery to such courier service, addressed as follows in the case of the Company and the Purchasers or to such other address as may be hereafter notified by the respective parties hereto:

Company:	InspireMD, Inc.
321 Columbus Avenue
Boston, MA 02116
Attn: President and Chief Executive Officer

With a copy to:	Haynes and Boone, LLP
30 Rockefeller Plaza, 26th Floor
New York, New York 10112
Attn: Rick A. Werner, Esq.

Purchasers:	To the addresses set forth on the signature pages
hereto

5.4           Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any party hereto, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

5.5           Counterparts. This Purchase Agreement may be executed by one or more of the parties to this Purchase Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

5.6           Severability. Any provision of this Purchase Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

5.7           Integration. This Purchase Agreement represents the entire agreement of the Company and the Purchasers with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Company or the Purchasers relative to the subject matter hereof not expressly set forth or referred to in this Purchase Agreement.

5.8           Governing Law. This Purchase Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without giving effect to the conflicts of law principles thereof.

5.9           Jurisdiction and Service of Process. Any legal action or proceeding with respect to this Purchase Agreement shall be brought in the courts of the State of Delaware or of the United States of America for the District of Delaware. By execution and delivery of this Purchase Agreement, each of the parties hereto accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the parties hereto irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to the party at its address set forth in Section 5.3 hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

COMPANY:

INSPIREMD, INC.

By:	/s/ Craig Shore
Craig Shore
Chief Financial Officer

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

PURCHASER:

Name of Purchaser:

Signature:

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of Purchaser:

Address for Notice:

Commitment Amount:

SCHEDULE A

List of Purchasers

Purchasers	Commitment Amount

Sol J. Barer, Ph.D.

James J. Loughlin

Paul S. Stuka

Campbell Rogers